EXHIBIT VI
                     VOTING INSTRUCTION/PROXY
                         THE GCG TRUST
     This voting instruction is solicited on behalf of the Board of Trustees of The GCG Trust (the "Trust"). The Board of Trustees of the Trust recommends that you vote FOR all of the following proposals. The costs associated with the Meeting will be paid by Equitable of Iowa Companies. Neither the Trust nor its Shareholders will bear any costs associated with this Meeting.



   [variable name]                          [variable contract]
   [variable joint name]                    [variable units and shares]
   [variable address line 1]
   [variable address line 2]                PLEASE  VOTE,  THEN  SIGN
   [variable address line 3]                BELOW  EXACTLY AS  LISTED
   [variable city, state & zip]             HERE AND DATE THIS VOTING
                                            INSTRUCTION AND RETURN IT
                                            PROMPTLY  IN THE ENCLOSED
                                            ENVELOPE.


     The Undersigned Contract Owner of a variable annuity contract or variable life insurance policy (each referred to as "Contract") issued by Golden American Life Insurance Company ("Golden American") or a participating insurance company and funded by a separate account of Golden American or a participating insurance company hereby instructs shares of the named Series of The GCG Trust (the "Trust") attributable to his or her Contract at the Meeting of Shareholders of the Trust to be held on October 2, 1997, at 10:00 a.m., local time, 1001 Jefferson Street, Suite 400, Wilmington, Delaware, and at any adjournment thereof, in the manner directed below with respect to the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, and in Golden American's (or in the participating insurance company's) discretion, upon such other matters as may properly come before the Meeting or any adjournment thereof.

UNITS               PROPOSAL                           FOR  AGAINST   ABSTAIN
aaaa   1.   ALL SERIES                                 [ ]    [  ]      [ ]
            To approve a new Management Agreement between the Trust and Directed Services, Inc. ("DSI"), to be effective upon the merger of Equitable of Iowa Companies ("Equitable of Iowa") with PFHI
            Holdings, Inc. ("PFHI"), which new Management Agreement would be substantively identical to the Management Agreement that currently is in effect.

bbbb   2.(A) ALL-GROWTH SERIES                         [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and Pilgrim Baxter Associates, Ltd. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

cccc     (B) CAPITAL APPRECIATION SERIES               [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and Chancellor LGT Asset Management, Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

         (C)
            To approve a new Portfolio Management Agreement among the Trust,
            DSI and Putnam Investment Management,Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be
            substantively identical to the Management Agreement that
            currently is in effect.
dddd        (i) EMERGING MARKETS SERIES                [ ]    [  ]      [ ]
eeee        (ii) MANAGED GLOBAL SERIES                 [ ]    [  ]      [ ]

ffff     (D) FULLY MANAGED SERIES                      [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and T. Rowe Price Associates, Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

gggg     (E) HARD ASSETS SERIES                        [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and Van Eck Associates Corporation to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

         (F)
            To approve a new Portfolio Management Agreement among the Trust,
            DSI and Equitable Investment Services, Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be
            substantively identical to the Management Agreement that
            currently is in effect.
hhhh        (i) LIMITED MATURITY BOND SERIES           [ ]    [  ]      [ ]
iiii        (ii) LIQUID ASSET SERIES                   [ ]    [  ]      [ ]
jjjj        (iii) MARKET MANAGER SERIES                [ ]    [  ]      [ ]

         (G)
            To approve a new Portfolio Management Agreement among the Trust,
            DSI and Zweig Advisors Inc. to be effective upon the merger of
            Equitable of Iowa with PFHI, which would be substantively
            identical to the Management Agreement that currently is in effect.
kkkk        (i) MULTIPLE ALLOCATION SERIES             [ ]    [  ]      [ ]
llll        (ii) STRATEGIC EQUITY SERIES               [ ]    [  ]      [ ]

mmmm     (H) REAL ESTATE SERIES                        [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and E.I.I. Realty Securities, Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

nnnn     (I) RISING DIVIDENDS SERIES                   [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and Kayne, Anderson Investment Management, Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

oooo     (J) SMALL CAP SERIES                          [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and Fred Alger Management, Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

pppp     (K) VALUE EQUITY SERIES                       [ ]    [  ]      [ ]
            To approve a new Portfolio Management Agreement among the Trust, DSI and Eagle Asset Management, Inc. to be effective upon the merger of Equitable of Iowa with PFHI, which would be substantively identical to the Management Agreement that currently is in effect.

qqqq   3.    ALL-GROWTH SERIES                         [ ]    [  ]      [ ]
            To approve a change for the All-Growth Series in the fundamental limitation that permits investment of upto 10% of the Series' assets in illiquid securities to permit the Series to invest upto 15% of its assets in such investments.

rrrr   4.    HARD ASSETS SERIES                        [ ]    [  ]      [ ]
            To approve a change for the Hard Assets Series in the fundamental limitation that permits only selective investment in comodities and futures contracts on commodities to permit the Series to invest in all commodities and futures contracts on commodities as permitted by the Investment Company Act of 1940.

ssss   5.    ALL SERIES                                [ ]    [  ]      [ ]
            To elect Elizabeth J. Newell or __________________ as a Trustee to hold office until her successor is duly elected and qualified.

     This voting instruction will be voted as specified. If NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED FOR ALL PROPOSALS. If this voting instruction is not returned properly executed, such votes will be cast by Golden American or a participating insurance company on behalf of the pertinent separate account in the same proportion as it votes shares held by that separate account for which it has received instructions from contract owners participating in the above-listed Series.

PLEASE VOTE, SIGN EXACTLY AS LISTED ABOVE AND DATE THIS VOTING INSTRUCTION AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT:
Joint Owners must EACH sign. Trustees and others signing in a representative capacity should so indicate.

                                            Date:______________________, 1997


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